UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011 (May 4, 2011)

Whitestone REIT Operating Partnership, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53966	76-0594968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 827-9595

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2011, Whitestone REIT Operating Partnership, L.P. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") in connection with the public offering (the "Offering") of Class B common shares of beneficial interest, par value $0.001 per share (the "Class B Common Shares") of Whitestone REIT, a Maryland real estate investment trust and the Company's general partner ("Whitestone REIT") by and among the Company, Whitestone REIT and BMO Capital Markets Corp., JMP Securities LLC and Wunderlich Securities, Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the "Underwriters"), substantially in the form of the Underwriting Agreement filed as Exhibit 1.1 to Whitestone REIT's Registration Statement on Form S-11 (Registration No. 333-173209) filed on March 31, 2011. Pursuant to the Underwriting Agreement, Whitestone REIT agreed to sell 5,000,000 of its Class B Common Shares to the Underwriters at a purchase price per share of $11.66 (the offering price to the public of $12.00 per share minus the Underwriters' discount). Whitestone REIT also provided the Underwriters with an option to purchase up to an additional 750,000 shares of Class B Common Shares to cover over-allotments. The Underwriting Agreement includes customary representations, warranties and covenants by Whitestone REIT and the Company. It also provides that Whitestone REIT and the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of those liabilities. The Offering is expected to close on May 10, 2011.

Item 8.01. Other Events.

On May 5, 2011 Whitestone REIT issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated May 5, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT Operating Partnership, L.P. (Registrant)
May 5, 2011 (Date)	/s/ DAVID K. HOLEMAN David K. Holeman Chief Financial Officer